Report of Independent Registered
Public Accounting Firm


To the Shareholders and Board of
Trustees
Delaware Group Equity Funds III

In planning and performing our
audit of the financial statements
of Delaware Group Equity Funds III
(the Trust) as of and for the year
ended June 30, 2006, in accordance
with the standards of the Public
Company Accounting Oversight Board
(United States), we considered its
internal control over financial
reporting, including control
activities for safeguarding
securities, as basis for designing
our audit procedures for the
purpose of expressing our opinions
on the financial statements and to
comply with the requirements of
Form N-SAR, but not for the purpose
of expressing an opinion on the
effectiveness of the Trusts
internal control over financial
statement reporting.  Accordingly,
we express no such opinion.

The management of the Trust is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. A companys
internal control over financial
reporting is a process designed to
provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles.  Such internal control
includes policies and procedures
that provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition of
a companys assets that could have
a material effect on the financial statements.

Because of inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements.  Also, projections
of any evaluation of effectiveness
to future periods are subject to
the risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with policies and
procedures may deteriorate.

A control deficiency exists when
the design or operation of a
control does not allow management
or employees, in the normal course
of performing their assigned
functions, to prevent or detect
misstatements on a timely basis.  A
significant deficiency is a control
deficiency, or combination of
control deficiencies, that
adversely affects the companys
ability to initiate, authorize,
record, process or report external
financial data reliably in
accordance with generally accepted
accounting principals such that
there is more than a remote
likelihood that a misstatement of
the companys annual or interim
financial statements that is more
than inconsequential will not be
prevented or detected.  A material
weakness is a significant
deficiency, or combination of
significant deficiencies, that
results in more than a remote
likelihood that a material
misstatement of the annual or
interim financial statements will
not be prevented or detected.



Our consideration of the Trusts
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in
internal control that might be
significant deficiencies or
material weaknesses under standards
established by the Public Company
Accounting Oversight Board (United
States).  However, we noted no
deficiencies in the Trusts
internal control over financial
reporting and its operation,
including controls for safeguarding
securities, that we consider to be
material weaknesses as defined
above as of June 30, 2006.

This report is intended solely for
the information and use of
management and the Board of
Trustees of the Trust and the
Securities and Exchange Commission
and is not intended to be and
should not be used by anyone other
than these specified parties.


 Ernst & Young LLP

August 9, 2006